EXHIBIT NO. 10.138.05

                          CHANGE ORDER
                             TO THE
                 AMENDED AND RESTATED CONTRACT
                            FOR THE
           ENGINEERING, PROCUREMENT AND CONSTRUCTION
                             OF THE
            UPPER BHOTE KOSHI HYDROELECTRIC PROJECT

CHANGE ORDER NO.  005

RECITALS:

Whereas, in accordance with Article 6, the Contractor and Owner mutually agree to amend certain terms in the Amended and Restated Contract for the Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project, dated December 19, 1996 including Change Orders 1, 2, 3 and 4 (the "Contract"), including, the Critical Dates, the Construction Schedule, and the Milestone Payment Schedule, and have mutually agreed to this Change Order No. 005.

Now therefore, the Parties agree to the following:

A. SCHEDULE ADJUSTMENTS

1.    The  Parties herein agree to amend and restate the Critical
Dates  defined  in Article 5.2.3, Change Order  No.  001,  Change
Order No. 002, and Change Order No. 003 as follows:



                   Milestones                   Critical Date



   Start Mobilization                              6/1/97

   Health, Safety and Environmental Plan           7/5/97
   Complete

   Turbine, Generator, Inlet Valve and            8/31/97
   Governor Ordered

   Transformer and Powerhouse Crane Ordered      11/15/97

   River Closure                                  3/20/98

   Cutoff Wall Under Spillway Complete           12/15/97

   Powerhouse Excavation Complete                 2/28/98

   Draft Tubes Delivered to the Site               3/1/98

   Surge Shaft Complete                           9/15/98

   Headrace Tunnel Excavation 50% Complete        9/30/98

   Dam, Spillway and Right Side Wall of           6/15/98
   Desanding Basin Foundations Complete

   Powerhouse Roof Complete                       4/30/99

   All Transmission Towers Erected                4/30/99

   All Major Equipment on Site                     6/1/99

   Headrace Tunnel Complete                       9/20/99

   Operators Village Complete                      7/1/99

   Transmission Line Complete                     8/31/99

   Penstock Complete                             10/31/99

   Stage 2 Headworks Concrete Complete            9/20/99

   Unit Delivery Date of First Unit              11/15/99

   Unit Delivery Date of Second Unit             12/31/99

2. The Parties agree to amend and replace the Construction Schedule attached as Exhibit A to the Contract as previously amended in Change Order No. 003, Exhibit 3.1, with the revised Construction Schedule attached as Exhibit 5.1 to this Change Order No. 005.

3. The Parties agree to amend and replace the Milestone Payment Schedule attached as Exhibit E-2 to the Contract as amended in Change Order No. 003, Exhibit 3.2, with the revised Milestone Payment Schedule attached as Exhibit 5.2 to this Change Order No. 005.

B. SPECIAL CONSIDERATIONS

1.   The  Parties  agree  that  the definition  "Guaranteed  Unit
     Delivery Date" shall be revised to read:

          "shall mean with respect to the First Unit, November 15, 1999, and with respect to the Second
          Unit , December 31, 1999".

2.   Article 12.1 of the Contract shall be amended as follows:

     "12.1       GUARANTEE  OF  TIMELY  COMPLETION.    Contractor
warrants and guarantees that (1) the First Unit Delivery shall occur on or before the Guaranteed Unit Delivery Date of the First Unit, or November 15, 1999, and (2) the Second Unit Delivery shall occur on or before the Guaranteed Unit Delivery Date of the Second Unit, or December 31, 1999, but in no event shall such date be before September 1, 1999."

3.   Article 12.2 of the Contract shall be amended as follows:

     "12.2     BONUS FOR EARLY UNIT DELIVERY

          12.2.1 Bonus for Early Delivery of First Unit.

In the event that the Unit Delivery Date of the First Unit occurs prior to November 15, 1999, but not earlier than September 1, 1999, Owner shall pay Contractor a bonus equal to the relevant amount set forth in the following table:


     Delivery Date*       Bonus Amount

   November 8               $75,000
   through November 14

   November 1              $150,000
   through November 7

   October 25              $225,000
   through October 31

   October 18              $300,000
   through October 24

   October 11              $385,000
   through October 17

   October 4 through       $470,000
   October 10

   September 27            $555,000
   through October 3

   September 20            $640,000
   through September 26

   September 13            $725,000
   through September 19

   September 6             $810,000
   through September 12

   September 1             $895,000
   through September 5

* Note that all Dates referenced are in 1999.

No bonus shall be paid for any Day prior to September 1, 1999 and this provision shall not be modified by any Force Majeure Event."

          12.2.2 Bonus for Early Delivery of Second Unit. In the event that the Unit Delivery Date of the Second Unit occurs prior to December 31, 1999, but not earlier than September 1, 1999, Owner shall pay Contractor a bonus equal to the relevant amount set forth in the following table:


     Delivery Date*     Bonus Amount

   December 25             $100,000
   through December 31

   December 18             $200,000
   through December 24

   December 11             $310,000
   through December 17

   December 4              $420,000
   through December 10

   November 27             $540,000
   through December 3

   November 20             $660,000
   through November 26

   November 13             $780,000
   through November 19

   November 6              $900,000
   through November 12

   October 30            $1,020,000
   through November 5

   October 23            $1,140,000
   through October 29

   October 16            $1,260,000
   through October 22

   October 9 through     $1,380,000
   October 15

   October 2 through     $1,500,000
   October 8


   September 25         $1,620,000
   through October 1

   September 18         $1,740,000
   through September 24

   September 11         $1,860,000
   through September 17

   September 4          $1,980,000
   through September 10

   September 1          $2,100,000
   through September 3

* Note that all Dates referenced above are in 1999.

No bonus shall be paid for any Day prior to September 1, 1999 and this provision shall not be modified by any Force Majeure Event."

4.   Article 12.3 of the Contract shall be amended as follows:

     "12.3 Delay in Unit Delivery Date. If the Unit Delivery Date of the first Unit and second Unit are not achieved on each respective Guaranteed Unit Delivery Date, in addition to the liability imposed pursuant to Article 18, Contractor shall be obligated to pay liquidated damages equal to the following amounts:

          12.3.1 If the Unit Delivery Date of the First Unit does not occur on or before the Guaranteed Unit Delivery Date of the First Unit, Contractor shall pay to Owner Twenty Thousand Dollars ($20,000) for each Day that the Unit Delivery Date of the First Unit is delayed beyond the Guaranteed Unit Delivery Date of the First Unit, up to and including December 15, 1999, and shall pay to Owner Twenty-Five Thousand Dollars ($25,000) for each Day that the Unit Delivery Date of the First Unit is delayed from December 16, 1999 up to and including December 31, 1999.

          12.3.2 If the Unit Delivery Date of the Second Unit does not occur on or before the Guaranteed Unit Delivery Date of the Second Unit, or December 31, 1999, Contractor shall pay to Owner Forty Thousand Dollars ($40,000) for each Day that the Unit Delivery Date of the Second Unit is delayed beyond the Guaranteed Unit Delivery Date of the Second Unit, up to and including March 15, 2000. For any such delay after March 15, 2000, Contractor shall pay to Owner Forty-Five Thousand Dollars ($45,000) for each Day that the Unit Delivery Date of the Second Unit is delayed beyond March 15, 2000 up to and including the termination date of this Contract pursuant to the last paragraph of this
Article 12, or until the maximum limit on Schedule Liquidated Damages is reached, whichever occurs first.

5. Exhibit F of the Contract shall be amended and restated as follows:

     "Desanding Basin Trapping Efficiency:

          A test of the desanding basin trapping efficiency shall be carried out to demonstrate that the desanding basin meets the Minimum Desanding Basin Trapping Efficiency criteria. The desanding basin trapping efficiency tests shall be planned and performed during the Wet Season that occurs prior to the Final Acceptance Date. At least three tests shall be performed prior to September 1, under conditions that are suitable to demonstrate that the desanding basin will perform as intended. If the tests cannot be carried out prior to September 1, the Contractor shall devise a procedure for mobilizing suspended material in the river water to simulate the high suspended solid concentrations that typically prevail during July and August. The simulated conditions shall be developed during each test. If during the performance of the test, the plan for mobilizing suspended material does not appear to be adequate, the Owner shall not accept the test.

          The Contractor shall design and submit a program for approval by Owner that causes a diversion of river water through the desanding basin at a rate that is approximately equal to the combined discharge capacity of both Units while operating at full gate.

     On  each  testing  Day, one set of  three  samples
     shall  be  taken  at  the  upstream  end  of   the
     desanding basin and the second set of three samples shall be taken just upstream from the headrace tunnel intake. At each location, three samples each shall be taken near the right bank, in the middle and near the left bank of the basin.
     The  samples shall be taken with a U.S. Geological
     Survey (USGS) depth-integrating D-74 sampler. The procedures of sampling shall be as per USGS guidelines, or equivalent guidelines proposed by the Contractor and as agreed to by the Owner.

     All   samples  shall  be  analyzed  for  suspended
     sediment  concentrations in  milligrams  (mg)  per
     liter   and   particle   size   distributions   as
     percentage of the total sediment.

     Headworks Seepage and Leakage Loss:

     The  design  criteria  for the  maximum  allowable
     seepage  through the dam, foundation and abutments
     is  200  liters  per second.  The  design  of  the
     headworks   shall   adopt   conservative    design
     procedures and assumptions so that the constructed
     Facility shall meet this criteria.

     The   Contractor  shall  design  and  submit   for
     approval by Owner an appropriate program to test and establish the rate of seepage and leakage through the dam, foundation and the headworks.
     The  test shall be performed prior to the Delivery
     Date of the Second Unit.

     Seepage and leakage loss from the headworks  shall
     be established by monitoring the river inflow, the
     flow  through  the Units, the discharge  from  the
     desanding  basin  or spillway to the  Bhote  Koshi
     River,   minimum  required  release  through   the
     headworks to the Bhote Koshi River, and any  other
     loss, such as gate and valve leakage or change  in
     reservoir storage, as applicable, during  the  168
     hour continuous run test as required by Exhibit  I
     Part 3.10 of the Scope of Work.

     River  inflow  shall  be measured  at  a  suitable
     location upstream of the headworks.  Flow  through
     the  Units shall be measured by Unit flow metering
     equipment supplied with the Units.  The Contractor
     shall   develop   measuring   methods   that   are
     acceptable to the Owner.

     The 168-hour difference, established during the testing of the Second Unit, between river inflow and flow through the Units, adjusted for the discharge from the desanding basin or spillway to the Bhote Koshi River, minimum required release through the headworks to the Bhote Koshi River, and any other loss, such as gate and valve leakage or change in reservoir storage, as applicable, and seepage and leakage loss from the tunnel and penstock (see below), shall be the seepage and leakage loss at the headworks.

     The criteria for acceptance of the test will recognize the accuracy of measurement procedures adopted in the Performance Test.

     To  obtain  the  most accurate assessment  of  the
     headworks   seepage   and   leakage   loss,    the
     Performance Testing Guidelines may be modified, as agreed upon by the Owner to suit the conditions that are discovered during the design and the construction of the Facility."

6. The Parties agree that any and all claims of a Force Majeure Event submitted by Contractor to Owner claiming delay due to the non-availability of explosives are hereby withdrawn. The Parties understand and agree that this Change Order No. 5 resolves any claims for schedule or cost relief submitted by
Contractor relating to the non-availabilities of explosives, up to, and including, the date of signing this Change Order No. 5 as indicated below.

7. This Change Order No. 005 shall constitute the entire agreement between Owner and Contractor relating to the subject matter hereof and shall operate as an amendment to the Contract. This Change Order No. 005 shall supercede Change Order No. 001, Change Order No. 2, Section D, and Change Order No. 3, Sections B (2), (3) and (4). All other terms and conditions of the Contract are hereby ratified and confirmed and shall remain in full force and effect.


C. COST ADJUSTMENTS

None.



Agreed to this __________ day of November 1997 by and between:




OWNER:                        CONTRACTOR:
Bhote Koshi Power Company     China Gezhouba Construction Group
Private Limited               Corporation for Water Resources
                              and Hydropower


By:__________________________      By:__________________________
      Robert L. Ransom                             Xie Yi